UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

Healthpeak Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 South Syracuse Street, Suite 500

Denver, CO 80237

(Address of principal executive offices) (Zip Code)

(720) 428-5050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	DOC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendments to Credit Agreements and Incremental Delayed Draw Term Loan

On March 23, 2026 (the “Closing Date”), concurrently with the completion of Janus Living, Inc.’s (“Janus Living”) registered underwritten initial public offering (the “Janus IPO”), Healthpeak Properties, Inc., a Maryland corporation (“Healthpeak”), Healthpeak OP, LLC, a Maryland limited liability company (“Healthpeak OP”), DOC DR Holdco, LLC, a Maryland limited liability company and a wholly owned subsidiary of Healthpeak OP (“DOC Holdco”), DOC DR, LLC, a Maryland limited liability company and a wholly owned subsidiary of Healthpeak OP (“DOC DR”) entered into:

(a) the Amendment No. 5, dated as of the Closing Date (the “Healthpeak Term Loan Amendment”) to its Term Loan Agreement, dated as of August 22, 2022, by and among Healthpeak OP, Healthpeak, DOC Holdco, DOC DR, the lenders party thereto and Bank of America, N.A., as administrative agent (as amended pursuant to the Consent and Amendment No. 1, dated as of February 10, 2023, the Consent and Amendment No. 2 and Joinder, dated as of March 1, 2024, the Amendment No. 3, dated as of December 9, 2024, and the Amendment No. 4, dated as of October 3, 2025, the “Healthpeak Term Loan Credit Agreement”; as amended by the Healthpeak Term Loan Amendment, the “Amended Healthpeak Term Loan Credit Agreement”),

(b) the Amendment No. 2, dated as of the Closing Date (the “Revolver Amendment”) to its Third Amended and Restated Credit Agreement, dated as of December 9, 2024, by and among Healthpeak OP, Healthpeak, DOC Holdco, DOC DR, the lenders party thereto and Bank of America, N.A., as administrative agent (as amended pursuant to the Amendment No. 1, dated as of October 3, 2025, the “Revolving Credit Agreement”; as amended by the Revolver Amendment, the “Amended Revolving Credit Agreement”), and

(c) the Sixth Amendment, dated as of the Closing Date (the “Physicians Realty Term Loan Amendment”; together with the Healthpeak Term Loan Amendment and the Revolver Amendment, the “Amendments”) to its Third Amended and Restated Credit Agreement, dated as of September 24, 2021, by and among Healthpeak OP, Healthpeak, DOC Holdco, DOC DR, the lenders party thereto and KeyBank National Association, as administrative agent (as amended pursuant to the First Amendment to Third Amended and Restated Credit Agreement, dated as of March 31, 2023, the Second Amendment to Third Amended and Restated Credit Agreement, dated as of May 24, 2023, the Consent and Third Amendment to Third Amended and Restated Credit Agreement, dated as of February 21, 2024, the Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of December 9, 2024, the Fifth Amendment to Third Amended and Restated Credit Agreement, dated as of October 1, 2025, the “Physicians Realty Term Loan Credit Agreement”; as amended by the Physicians Realty Term Loan Amendment, the “Amended Physicians Realty Term Loan Credit Agreement”).

Among other things, the Amendments (a) provide the consent of the applicable lenders to the Janus IPO and the other transactions consummated in connection therewith, (b) in the case of the Healthpeak Term Loan Amendment, establish the Incremental DDTL Facility and implement the Incremental Increase (each as described below) and (d) make certain other amendments to the Healthpeak Term Loan Credit Agreement, the Revolving Credit Agreement and Physicians Realty Term Loan Credit Agreement in connection with the foregoing as more fully set forth in Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

The Revolving Amendment did not result in any change to the maturity date, pricing or amount of commitments outstanding under the Revolving Credit Agreement. The Physicians Realty Term Loan Amendment did not result in any change to the maturity date, pricing or amount of term loans outstanding under the Physicians Realty Term Loan Credit Agreement.

Pursuant to the Healthpeak Term Loan Amendment, on the Closing Date, Healthpeak OP obtained senior unsecured delayed draw term loan commitments in an aggregate principal amount of $400.0 million with a stated maturity of five years (the “Incremental DDTL Facility”). Loans outstanding under the Incremental DDTL Facility bear interest at an annual rate equal to (a) the applicable margin, plus (b) at Healthpeak OP’s option, (x) the base rate, (y) a forward-looking term rate based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York (“Term SOFR”) or (z) the daily secured overnight financing rate as administered by the Federal Reserve Bank of New York (“Daily SOFR”), subject to a floor of, in the case of base rate, 1.00% and in the case of Term SOFR and Daily SOFR, 0.00%. The applicable margin under the Incremental DDTL Facility ranges from 0.00% to 0.55% for base rate loans and 0.70% to 1.55% for Term SOFR or Daily SOFR loans, in each case, based on the non-credit enhanced, senior unsecured long-term debt ratings of Healthpeak OP (“Debt Ratings”). Based on Healthpeak OP’s current Debt Ratings, the applicable margin is initially 0.00% for base rate loans and 0.80% for Term SOFR and Daily SOFR loans. The Incremental DDTL Facility is guaranteed by Healthpeak, DOC Holdco and DOC DR and is subject to affirmative and negative covenants, including financial and reporting covenants, and events of default consistent with those set forth in the Amended Healthpeak Term Loan Credit Agreement.

Pursuant to the Healthpeak Term Loan Amendment, maximum aggregate borrowing capacity under the Healthpeak Term Loan Credit Agreement was increased from $1.5 billion to $2.0 billion (the “Incremental Increase”). As of the Closing Date after giving effect to the Healthpeak Term Loan Amendment and including the available commitments under the Incremental DDTL Facility, unused borrowing capacity under the Healthpeak Term Loan Credit Agreement was equal to $750.0 million. Healthpeak OP may use such capacity by incurring one or more additional incremental term loans, so long as no default or event of default exists and other customary conditions have been satisfied. Any such additional incremental term loans would be syndicated on a best efforts basis, and no lender is required to increase its commitment under the Term Loan Credit Agreement to facilitate such incurrence.

The foregoing summary of the Amendments are qualified in their entirety by reference to the full text of the Healthpeak Term Loan Amendment, the Revolver Amendment and the Physicians Realty Term Loan Amendment, which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are being filed herewith:

No.	Description
10.1*	Amendment No. 5 to Term Loan Agreement, dated as of March 23, 2026, by and among Healthpeak OP, Healthpeak, DOC Holdco, DOC DR, the lenders party thereto and Bank of America, N.A., as administrative agent
10.2*	Amendment No. 2 to Third Amended and Restated Credit Agreement, dated as of March 23, 2026, by and among Healthpeak OP, Healthpeak, DOC Holdco, DOC DR, the lenders party thereto and Bank of America, N.A., as administrative agent
10.3	Sixth Amendment to Third Amended and Restated Credit Agreement, dated as of March 23, 2026, by and among Healthpeak OP, Healthpeak, DOC Holdco, DOC DR, the lenders party thereto and KeyBank National Association, as administrative agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHPEAK PROPERTIES, INC.

Date: March 23, 2026	By:	/s/ Kelvin O. Moses
	Name:	Kelvin O. Moses
	Title:	Chief Financial Officer